Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Shazia Flores

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, TX 77056

(713) 235-9209

(Name, address and telephone number of agent for service)

Whole Foods Market, Inc.

(Issuer with respect to the Securities)

Texas	74-1989366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 Bowie Street Austin, Texas	78703
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of March 31, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 15th of July, 2016.

By:	/s/ Shazia Flores
Shazia Flores
Vice President

Exhibit 2

() Office of the Comptroller of the Currency Washington.DC 20219 CERT!IHCATE OF CORPORATE EXISTENCE I, Thomas J.Cuny. Compt roller of the Currency, do hereby certify that: I. The Comptroller of the Currency, pursua nt to Revised Statutes 324, et seq, as amended, a nd 12 USC 1, et seq, as amended, has possession, custody, and control of all records perta i ning to the cha rtering, regulation, and supervision of all national banking associations. 2. "U.S. Ba nk National Association," Cincinnati, Ohio (Charter No.24), is a national banking associati on fonned under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certi ficate. IN TESTIMONY WHBREOF, today, December 4, 201 5, I have hereunto subscribed my name ad ca used my seal tbe U.S. Depatiment of the Treasury, in the City of Washi ngton, District of Columbia.

Exhibit 3

() Office of the Comptroller of the Currency Woshingtoo, OC 20219 CERTIFICATION OF FIDUCIARY POWERS I, Thomas J.Curry, Comptroller of the Currency, do hereby cert i fy that: I. The Oflice of t he Comptroller ofthe Currency, pursuant to Revised Statutes 324, ct seq, as amended, a nd 12 USC I , ct seq, as amended, has possession, custody, and control of all records pertaining to the cba rtcriug, regt1lation, and supervision of all national banking associations. 2. "U.S. Bank Natiomll Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act i n a ll fi d uciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat 668, 12 USC 92a, and t hat the a uthority so granted rema ins in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, December 4, 20 J 5,1 have hereunto subscribed my name and caused my seal of office to be affixed to tbcse presents at the U.S. Depart ment of the Treasury, in the City of Washington, District of Columbi3. 2

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 15, 2016

	By:	/s/ Shazia Flores
Shazia Flores
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2016

($000’s)

3/31/2016
Assets
Cash and Balances Due From Depository Institutions	$10,947,868
Securities	106,681,861
Federal Funds	36,987
Loans & Lease Financing Receivables	263,697,563
Fixed Assets	5,196,349
Intangible Assets	12,814,361
Other Assets	23,828,774
Total Assets	$423,203,763

Liabilities
Deposits	$315,187,684
Fed Funds	1,383,186
Treasury Demand Notes	0
Trading Liabilities	1,570,792
Other Borrowed Money	44,382,132
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,270,761
Total Liabilities	$378,594,555

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	29,514,964
Minority Interest in Subsidiaries	809,129
Total Equity Capital	$44,609,208

Total Liabilities and Equity Capital	$423,203,763